EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

EASY VOTING OPTIONS
VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours
VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours
VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope
VOTE IN PERSON Attend Shareholder Meeting 737 North Michigan Avenue Suite 1700 Chicago, Illinois 60611 on May 15, 2017

Please detach at perforation before mailing.

PROXY HENDERSON HIGH YIELD OPPORTUNITIES FUND

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTIONS. By my signature below, I appoint Christopher M. Golden and Suzanne E. Cullinane as proxies to vote all the shares of the Henderson High Yield Opportunities Fund that I am entitled to vote at the Special Meeting of Shareholders to be held on May 15, 2017 at 8:00 a.m. Central Time at the offices of Henderson Global Investors (North America) Inc., 737 North Michigan Avenue, Suite 1700, Chicago, Illinois 60611, and at any adjournments of the meeting. Mr. Goldman and Ms. Cullinane may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Mr. Goldman and Ms. Cullinane to vote this proxy as specified on the reverse side, and I revoke any previous proxies that I have executed. The proxies will vote any other matters that arise at the meeting in accordance with their best judgment. I acknowledge receipt of the Fund’s Notice of Special Meeting of Shareholders and proxy statement. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE PROPOSAL.

YOUR VOTE IS IMPORTANT. Mark, sign, date and return this proxy card as soon as possible.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

EVERY VOTE IS IMPORTANT! PLEASE VOTE TODAY USING ONE OF THE FOUR AVAILABLE OPTIONS! HHH_28642_030317

EVERY SHAREHOLDERS’ VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on May 15, 2017.
The Proxy Statement for this Meeting is available at:
https://www.proxy-direct.com/trp-28642

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED “FOR” THE PROPOSAL.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS Example: x

A. Proposal THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

1. To approve the proposed Agreement and Plan of Reorganization that provides for the reorganization of the Henderson High Yield
Opportunities Fund into the T. Rowe Price U.S. High Yield Fund. FOR AGAINST ABSTAIN

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B. Authorized Signatures — This section must be completed for your vote to be counted — Sign and Date Below
Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
__/__/____
608999900109999999999
xxxxxxxxxxxxxx	HHH 28642	M xxxxxxxx